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                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Chancellor Media Corporation of Los Angeles:



We hereby consent to the use in this Registration Statement on Form S-4 of Chancellor Media Corporation of Los Angeles and Subsidiaries of our report dated February 16, 1999 relating to the statement of assets acquired and the related statements of revenues and direct operating expenses of KODA-FM, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                            PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
April 23, 1999